Exhibit 99.1

136 Enterprise Boulevard

PO Box 9300

Bozeman, MT 59718-9300

406.522.4200 P

406.522.4227 F

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Kathleen O’Boyle
The Blueshirt Group	RightNow Technologies
415.217.7722	406.556.3428
todd@blueshirtgroup.com	kathleen.oboyle@rightnow.com
stacie@blueshirtgroup.com

RightNow Technologies Announces Executive Promotions to Drive Growth

Current Chief Financial Officer Susan Carstensen Appointed Chief Operating Officer;

Jeff Davison to Become Chief Financial Officer

Bozeman, MONT. (January 30, 2008) — RightNow® Technologies (NASDAQ: RNOW), today announced that CFO Susan Carstensen has been promoted to COO and Jeff Davison, the company’s vice president of finance and operations, has been promoted to CFO.

Greg Gianforte, founder and CEO commented, “These changes give me the opportunity to devote more of my time and energy to customers and partners, focusing on solution innovation.  I’m very pleased that Susan is taking on this new role within the organization.  As CFO, she has been a major contributor to the company’s success over the past eight years.  Jeff Davison has also been a key member of the RightNow finance and sales organizations for eight years, and he has the background and experience needed for the CFO role.  In these new positions, Susan and Jeff will immediately provide value to our employees, customers, partners and investors.”

During Ms. Carstensen’s 20-year career, she has held a number of senior management positions at public companies.  She joined RightNow as CFO in 1999 when the company’s annual revenue was $2 million.  With Ms. Carstensen’s guidance, the company completed its initial public offering in 2004 and today reported 2007 revenue of $112 million.  In addition, as CFO, Ms. Carstensen has also led professional services, technology operations, human resources and installed base sales.  Prior to RightNow, Ms. Carstensen spent 5 years at Powerhouse Technologies in various management positions, including CFO, and was a key player in the organization’s financial turnaround, culminating in the 1999 sale of the company.  She also has prior experience with Martin Marietta Astronautics Group and Ernst & Young.

“Helping to build RightNow from the ground up has been a thoroughly rewarding experience,” said Ms. Carstensen.  “As COO, I look forward to focusing on the operational side of the business and working with Greg and the team to continue successfully executing on our strategy.”

Jeff Davison joined RightNow Technologies in November 1999 as controller.  In November 2000 he was promoted to vice president sales operations and served in that role until April 2006, when he was promoted to vice president finance and operations.  Previously Mr. Davison was the corporate controller for Powerhouse Technologies and vice president finance and controller for divisions of Powerhouse Technologies.  He also has prior experience with PacifiCorp and KPMG.

“I look forward to my new role as CFO and building on RightNow’s success.  Having spent eight years at the company, I’m confident that we will have a smooth transition,” said Mr. Davison.

About RightNow Technologies
RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,800 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana. For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market.

FRNOW

This press release may contain forward-looking statements.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model, our ability to develop or acquire, and gain market acceptance for new products in a cost-effective and timely manner; our success in transitioning to a new Chief Operating Officer and a new Chief Financial Officer; the market success of our RightNow 8 product; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships, and our ability to expand, retain and motivate our employees and manage our growth.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.